EXHIBIT 99.2

STATEMENT OF THE NEW YORK MERCANTILE EXCHANGE, INC.

At a press event held at the New York Mercantile Exchange today, it was stated that the Dubai Mercantile Exchange would have an estimated budget of $50 million. To clarify, this sum includes financial contributions and other important resources, including clearing services, information technology, construction, and market expertise, from both NYMEX and Dubai Holding over the next five years. We look forward to a successful venture and regret any confusion this may have caused in the marketplace.